Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-4 of Turning Point Brands, Inc. of our report dated March 12, 2020, relating to the consolidated financial statements of Turning Point Brands, Inc. and subsidiaries appearing in the Annual Report on Form 10-K of Turning Point Brands, Inc. for the year ended December 31, 2019.

We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ RSM US LLP

Greensboro, North Carolina
June 10, 2020